Exhibit 99.1

NEWAGE ANNOUNCES $58 MILLION PRIVATE PLACEMENT

DENVER, COLORADO, February 16, 2021 – NewAge, Inc. (Nasdaq: NBEV), the Colorado-based social selling and distribution company with a global network of independent brand partners and distributors today announced that it has entered into a definitive agreement with investors to purchase 14.6 million shares of common stock in a private placement priced at-the-market under Nasdaq rules. The purchase price for the shares of common stock is $3.96.

The gross proceeds from the private placement are expected to be $58 million before deducting placement agent fees and other estimated offering expenses. As part of the private placement, investors will receive warrants to purchase up to 7.3 million additional shares at $5.00 per share, a 28% premium to the most recent closing price.

The private placement is expected to close on or about February 18, 2021, subject to the satisfaction of customary closing conditions.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable under state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 with the Securities and Exchange Commission within 30 days of the closing to register the resale of the shares of common stock issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

About NewAge, Inc.

NewAge is a purpose-driven firm intending to become the world’s leading social selling and distribution company. Colorado-based NewAge commercializes a portfolio of organic and healthy products worldwide through primarily a direct route-to-market system. The company competes in three major category platforms including health and wellness, healthy appearance, and nutritional performance, and leads a network of more than 400,000 exclusive independent distributors and brand partners around the world.

The Company operates the websites NewAge.com, Noninewage.com, Ariix.com and a number of other individual brand websites.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made under the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s expectations regarding future results of operations, economic performance, financial condition, the acquisition of ARIIX, statements about the benefit of the ARIIX transaction, the combined financial expectations of NewAge and ARIIX, and the extent and duration of COVID-19 on its business. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable, but there is no assurance they will prove to be accurate. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry, and risk factors, including those disclosed in the Company’s filings with the Securities and Exchange Commission, might affect the Company’s operations. Unless required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about NewAge please contact:

NewAge Investor Relations:

Riley Timmer

Vice President, Investor Relations

Tel: 1-801-870-8685

Riley_Timmer@NewAge.com

Investor Relations Counsel:

John Mills / Reed Anderson

ICR – Strategic Communications and Advisory

Tel: 1-646-277-1254/1-646-277-1260

NewAge@icrinc.com

NewAge Inc:

Brent D. Willis

Chief Executive Officer

Tel: 1-303-566-3031

Brent_Willis@NewAge.com